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Exhibit 10.2

Credit Agreement between NPS Ltd. And
Metrologie U.K. Limited,
Dated August 12, 1997

METROLOGIE

The European I.T. Wholesaler

Mr P O'Farrelly
Network Printing Solutions Ltd                                                                                                  12 August 1997
12 Waterside Way
London
SW17 OXH

Dear Sir/Madam

Account No: 004833MU

        Thank you for your recent application for credit facilities with our company.

        We are pleased to advise you that an account has now been opened with a credit limit of £2000 on strictly 30 day terms and subject to our standard terms and conditions of trade, a copy of which are attached.

        The placing of your initial order with us will be considered your tacit acceptance to our terms of trading and any subsequent variation to these terms, including the credit period, must be agreed in writing by Metrologie Ltd.

Yours faithfully
for: Metrologie Ltd.

/s/  DAMIAN APPLEGARTH

Damian Applegarth
Credit Manager

Metrologie Ltd, Unit E, Knaves Beech Industrial Estate, Loudwater, Bucks HP10 9QY
Tel: (0)1494 526271            Fax: (0)1628 527546
Registered Office: 6 Brearns Buildings, London EC4A 1HP Registered in England No 1195678

METROLOGIE UK LIMITED

TERMS AND CONDITIONS

DEFINITIONS

        1.1  "Company" means the customer placing an order for Goods with METROLOGIE.

        1.2  "METROLOGIE" means METROLOGIE UK Limited. its trading divisions, subsidiary or associated companies; 1.3 "Goods" means all equipment, software or services which are subject to the Company's order which are to be supplied to the Company by METROLOGIE under these Conditions.

2.
ORDERS

        2.1  There shall be no binding agreement between the Company and METROLOGIE until the Company's order has been accepted in writing by METROLOGIE. Any prior indications by METROLOGIE made verbally shall be provisional only.

        2.2  All orders must be placed using the standard format specified by METROLOGIE and request delivery up to 90 days of the order issue date. Orders must in any event comply with the prevailing METROLOGIE ordering procedures.

        2.3  All orders are accepted subject to the availability of Goods and to these Conditions. No terms or conditions put forward by the Company shall be binding on METROLOGIE.

        2.4  The Company accepts that these Conditions and any specific details stated on its accepted order constitute the entire understanding between the parties and supersede any prior promise, representation, undertaking or understanding of any kind.

        2.5  If the Company requests a change or cancellation of an order METROLOGIE reserves the right to reject the change or cancellation or accept it and charge 5% at the order value.

        2.6  No cancellation will be accepted In respect of orders for items not normally stocked by METROLOGIE. Any such items would be specifically ordered for the Company and will be held by METROLOGIE at the Company's risk and the Company shall insure accordingly.

3.
PRICES

        3.1  Unless otherwise expressly agreed in writing the Goods shall be sold and invoiced at METHOLOGIE's current prices at the date of dIspatch. Catalogues. price lists, videos and other advertising material are provided for illustrative purposes only.

        3.2  Unless otherwise agreed in writing prices do not include delivery and taxes (if any) and such costs shall be payable by and invoiced to the Company.

        3.3  All quotations are valid only on the date given and all quotations and prices are based on details provided by the Company and do not apply where the Company alters the details on which such quotations and prices are based. METROLOGIE reserves the right to charge for any omission or additional cost arising from the provision of inaccurate or insufficient information by the Company and to revise prices to take into account increases in any costs of providing the Goods which occurs between the date of quotation and delivery.

4.
DELIVERY

        4.1  Delivery shall be at the Company's premises or, if different, the place specified in the Company's order.

        4.2  METROLOGIE will deliver as near as possible to the delivery premises as safe hard road permits and to the ground floor only of such premises. The Company shall provide at its own expense the labour for unloading and the Company shall unload with reasonable dispatch. Where such labour is not made available METROLOGIE shall be entitled to charge the cost of labour in unloading. Damage caused due to inadequate delivery access or careless unloading shall be at the Company's risk.

        4.3  Dates and times quoted by METROLOGIE are estimates only and any delay in meeting delivery dates shall riot give rise to a right to cancel the order or to claim damages.

        4.4  The Company shall note any claim for short delivery and/or damage to components or packaging on the delivery schedule at the time of delivery and shall confirm such claims in writing to METROLOGIE within 7 days from the date of delivery. All goods are deemed delivered and completed if such notice is not received within such period.

        4.5  METROLOGIE reserves the right to make part deliveries. Any request by the Company for METROLOGIE to delay or split delivery may result in a stockholding charge and any additional cost incurred by METROLOGIE being payable by and invoiced to the Company. Any goods so held shall be at the risk of the Company which shall insure accordingly.

        4.6  Subject to clause 4.5 risk in the Goods shall pass on delivery or collection by the Company or its agent, whichever is the earlier.

5.
PAYMENT

        5.1  If the Company is not an account holder approved in writing by METROLOGIE all invoices are payable before delivery of the Goods or immediately following submission of a pro forma Invoice from METROLOGIE, whichever is the earlier.

        5.2  If the Company is an approved account customer all invoices are payable net within 28 days of the date of the invoice.

        5.3  Time is of the essence with regard to payment of any sums due to METROLOGIE.

        5.4  The Company shall not be entitled to withhold payment of any amount due to METROLOGIE in respect of any claim for damage to Goods or any alleged breach of contract by METROLOGIE nor shall the Company be entitled to any right of set-off.

        5.5  Without prejudice to METROLOGIE's other rights if the Company fails to pay any amount on the due date;

          5.5.1    METROLOGIE shall have the right to cancel any contract made with the Company and/or to suspend deliveries;

          5.5.2    METROLOGIE reserves the right to charge interest on a daily basis on overdue amounts at the rate of 4% above Barclays Bank base rate until payment;

          5.5.3    the Company shall Indemnity METROLOGIE and keep it indemnified in respect of all costs (including legal fees) reasonably incurred in attempting to recover such overdue amounts;

          5.5.4    the whole of the balance then outstanding to METROLOGIE by the Company on any account whatsoever shall become immediately due and payable.

        5.6  METROLOGIE reserves the right to require the Company to pay for Goods in advance and to recharge or refuse discount if the Company fails to maintain credit account arrangements satisfactory to METROLOGIE.

6.
TITLE

        6.1  METROLOGIE shall retain full ownership of and title to all Goods delivered to the Company or any part thereof unless and until the Company has paid all sums owing to METROLOGIE. METROLOGIE transfers no title to or ownership in Goods comprising software (or any other software) to the Company or any third party.

        6.2  While any amount remains outstanding to METROLOGIE from the Company.

          6.2.1    the Company shall keep the Goods as fiduciary bailee for METROLOGIE and shall store the Goods separately from its other chattels and in a manner which clearly shows that they are owned by METROLOGIE.

          6.2.2    the Company shall not pledge or in any way charge by way of security for any indebtedness any of the Goods which remain the property of METROLOGIE;

          6.2.3    the Company will deliver up or have delivered up to METROLOGIE Goods upon demand and METROLOGIE may without limiting any other rights or remedies available to it at law in equity or by statute seize repossess and/or resell Goods at its discretion and in the exercise of such rights METROLOGIE may enter any premises in which it reasonably believes from time to time any Goods are located;

          6.2.4    the Company may only sell transfer or otherwise dispose of the Goods to its customers in the ordinary course of Its business and in accordance with the provisions of these Conditions;

          6.2.5    where the Company is paid by or on behalf of any customer or shall receive the proceeds of any insurance claim in respect of any Goods it shall pay such proceeds to METROLOGIE as soon as reasonably practicable to do so after receipt until METROLOGIE is paid in full and shall hold the same as trustee for METROLOGIE and keep a separate account of all such proceeds for such purpose;

          6.2.6    the Company shall take all due care (or ensure that all due care is taken) of the Goods and the Company shall bear the sole liability for Insurance of the Goods and shall indemnify METROLOGIE for any loss whatsoever suffered or incurred by METROLOGIE arising out of any failure to insure such Goods.

7.
WARRANTY

        7.1  The Company acknowledges that METROLOGIE is not the manufacturer of the Goods. METROLOGIE will pass on to the Company such unexpired warranties it receives from the manufacturer of the Goods as are capable of transfer and METROLOGIE's liability shall be limited to such guarantee as it may receive from the manufacturer. In particular no warranty is given in respect of the documentation or goods or services not provided by METROLOGIE. METROLOGIE offers a warranty on Goods assembled by METROLOGIE from component parts and details of such warranty will be provided on request.

        7.2  The Company acknowledges that software products are by their very nature susceptible to imperfections in operation and subject to Clause 7.1 no warranty is given in respect thereof.

        7.3  METROLOGIE's obligations and liabilities in respect of the Goods shall be limited to those set out expressly herein and METROLOGIE specifically excludes but without limitation the implied conditions of satisfactory quality and fitness for any particular use or purpose. METROLOGIE shall have no liability whatsoever in respect of any advice and/or information which may be given to the Company by METROLOGIE relating to Goods, configuration or otherwise.

        7.4  The Company shall ensure that any warranty and maintenance service performed on Goods is performed by a qualified representative authorised by the manufacturer to offer warranty and maintenance on those Goods.

        7.5  Without prejudice to Clause 7.1 to 7.3 in the event of METROLOGIE being shown to have been negligent in the supply of Goods or the provision of services its liability:

          7.5.1    for death or personal injury of any person caused by such negligence, shall be unlimited;

          7.5.2    in respect of any defects in or failure of Goods or for the loss or damage attributable thereto or to the negligence of its employees in connection with the performance of their duties hereunder, shall be limited to the making good by replacement or repair of such Goods which upon inspection by METROLOGIE appear to be defective and in any event METROLOGIE's maximum aggregate liability arising in respect of the supply of Goods or services shall be limited to the original VAT exclusive price for such Goods or services.

        7.6  METROLOGIE makes no representation and gives no warranty in respect of the sources of origin of manufacture or production of the Goods or any part thereof.

        7.7  The Company is advised to keep in force a maintenance contract in respect of the Goods.

8.
RETURNS AND TRADE IN OFFERS

        8.1  All Goods shall be deemed accepted unless rejected by notice in writing to METROLOGIE within 7 days of delivery or collection of the Goods. Any such notice shall give detailed reasons for such rejection.

        8.2  Any payment, credit or refund following return of such rejected Goods to the Company shall only be given once the same has been received by METROLOGIE from the manufacturer, supplier or insurer as the case may be.

        8.3  Before returning any Goods which have been rejected in accordance with Clause 8.1 the Company shall comply with METROLOGIE's returns procedure and in particular but without limitation shall obtain from METROLOGIE a designated return label which will contain an identification number and which shall be affixed by the Company to the packaging of the Goods to be returned in a prominent position. The issue of a return label is solely for administrative purposes and shall not be taken as an admission of any fault and/or liability whatsoever on the part of METROLOGIE in relation to the Goods being returned.

        8.4  No Goods shall be returned without METROLOGIE's prior approval and METROLOGIE reserves the right to repair Goods rather than accept their return.

        8.5  Where Goods are returned in connection with a trade-in offer from the manufacturer METROLOGIE will accept such Goods as agent for the Company at the Company's risk and expense.

9.
PRODUCT CHANGES

        9.1  METROLOGIE will use its reasonable endeavours to inform the Company of any alterations made by the manufacturer to the specification of Goods.

        9.2  METROLOGIE shall be entitled to substitute an alternative product of equivalent functionality and at the same price or to cancel any orders for Goods which have been declared "end of life" by the manufacturer.

10.
TRADEMARKS, PATENTS AND COPYRIGHTS

        10.1 The Company recognises the manufacturer's ownership of and title to all trademarks. service marks, trade names, patents, copyright and other intellectual property rights.

        10.2 The Company will take no action to violate, obliterate, remove, alter, conceal or misuse any such marks, trade name or copyright notice.

        10.3 The Company will promptly notify METROLOGIE if it becomes aware of any infringement of such intellectual property rights by any third party and shall provide its reasonable assistance to METROLOGIE and/or the manufacturer in connection with any resultant proceedings.

11.
CONFIDENTIAL INFORMATION

        METROLOGIE may from time to time impart to the Company certain confidential information of a commercially sensitive or technical nature and the Company hereby agrees that it will use such information solely for the purpose of this Agreement and that it shall not disclose such information whether directly or indirectly to any third party.

12.
SOFTWARE LICENSING

        METROLOGIE shall grant to the Company only such rights in connection with any Goods that are software and the copyright and other intellectual property rights relating thereto as it shall be licensed to grant pursuant to the terms upon which METROLOGIE is licensed by the owner thereof. The Company shall only be entitled to sub-license such software to its end user customers using the standard form license supplied by METROLOGIE.

13.
EXPORT CONTROLS

        The Company acknowledges that the Goods may be subject to U.S. and local government export controls. Where these apply it is the Company's sole responsibility to obtain authorization from the appropriate authorities before re-exporting the Goods from the country of purchase.

14.
SEVERABILITY

        14.1 If and to the extent that any provision or any part of these Conditions is deemed to be illegal void or unenforceable for any reason then such provision or part thereof (as the case may be) shall be deemed to be severed from the remaining provisions or parts of the relevant provisions (as the case may be) all of which remaining provisions shall remain in full force and effect.

        14.2 In particular, should any limitation of METROLOGIE's liability contained in these Conditions be held to be illegal void or unenforceable under any applicable statute or rule of law it shall to that extent only be deemed severed herefrom, but, if METROLOGIE thereby becomes liable for any loss or damage, such liability shall be subject to all other relevant limitations contained in these Conditions.

15.
RECORDS

        15.1 The Company shall maintain complete and accurate records of all Goods sold or returned or traded in and the names and addresses of all persons to whom software has been sub-licensed.

        15.2 The Company shall provide such activity reports in connection with the sale and sub-licensing of Goods as METROLOGIE shall reasonably request from time to time.

16.
FORCE MAJEURE

        16.1 METROLOGIE shall not be liable to the Company on any account whatsoever in the event that METROLOGIE is prevented from fulfilling its obligations hereunder due in whole or in part to an event of force majeure which expression shall mean:

          16.1.1    act of God, fire, flood, storm, power failure, reduction of power supplies, mechanical failure or lack or shortage of materials or stock or any other circumstance beyond the reasonable control of METROLOGIE; and

          16.1.2    whether or not within METROLOGIE's control, strikes, lock-outs or industrial disputes in relation to METROLOGIE or any other party or any action taken by METROLOGIE in connection therewith or in consequence or furtherance thereof.

        16.2 In such event METROLOGIE may at its option either suspend performance or cancel the contract in question or so much of it as remains unperformed without liability for any loss and without prejudice to METROLOGIE's rights to receive payment of the price of all Goods previously delivered.

17.
CONFIGURATION

        17.1 METROLOGIE will configure and install Goods to the specification provided by the Company at the time of order at such rates as it notifies to the Company from time to time.

        17.2 METROLOGIE will use reasonable care and skill in performing such installation/configuration and will perform such services within a reasonable time.

        17.3 In the event the Company changes the specification for such installation/configuration METROLOGIE reserves the right to require payment for implementing such changes at rates notified to the Company from time to time.

18.
DISTRIBUTION AGREEMENT

        18.1 METROLOGIE agrees with the Company that it will comply with the obligations imposed on it by any agreement with any manufacturer relating to the Goods.

        18.2 The Company indemnifies METROLOGIE against all costs claims expenses demands and penalties suffered or Incurred by METROLOGIE as a result of a breach of the Company's obligations under any such agreement, such as but not limited to, sub-licensing of software, copyright and warranty provisions.

19.
GENERAL

        19.1 All Goods are manufactured for standard commercial uses and are not intended to be sold or licensed for use in critical safety systems or in nuclear facilities, other nuclear applications, mass transportation and aviation applications.

        19.2 The Company may not assign or transfer any of its rights, duties and obligations without the written consent of METROLOGIE.

20.
LIABILITY

        20.1 METROLOGIE shall not in any circumstances whatsoever be liable for indirect or consequential lose including but not limited to loss of profits loss of data or use and shall have no liability for any claim based upon the combination operation or use of any Goods with equipment data or programming not supplied by METROLOGIE or based upon a modification of the Goods.

        20.2 Any action against METROLOGIE must be bought no later than 18 months after the Company becomes aware that a cause of action has arisen.

21.
RELATIONSHIP

        The relationship between the Company and METROLOGIE shall be as buyer and seller and nothing contained herein shall be deemed to create a partnership or agency.

22.
LAW

        These Conditions shall be construed according to the laws of England and the Company and METROLOGIE submit to the non-exclusive jurisdiction of the English Courts in connection with any dispute or proceedings arising out of any contract incorporating these Conditions.

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Exhibit 10.2 Credit Agreement between NPS Ltd. And Metrologie U.K. Limited, Dated August 12, 1997
METROLOGIE UK LIMITED TERMS AND CONDITIONS